Exhibit 99.1

TKH Group N.V. to Acquire Optelecom-NKF, Inc.

Haaksbergen, The Netherlands and Germantown, Maryland, November 11, 2010— TKH Group N.V. (NYSE Euronext Amsterdam, AMS: TWEKA, “TKH”) and Optelecom-NKF, Inc. (NASDAQ: OPTC, “Optelecom-NKF”) today announced that they have entered into a definitive merger agreement for a subsidiary of TKH to acquire all of the outstanding shares of Optelecom-NKF in an all cash merger transaction for $2.45 per share. The per share consideration represents a premium of 59.1 percent over Wednesday, November 10, 2010’s closing price on the NASDAQ Capital Market of $1.54 and a premium of 72.7 percent over Optelecom-NKF’s average closing share price on the NASDAQ Capital Market over the past thirty trading days.

Alexander van der Lof, CEO of technology company TKH stated, “The strategic fit between TKH and Optelecom-NKF is excellent. Optelecom-NKF’s portfolio is complementary to TKH’s existing portfolio and strengthens TKH’s position in the infra, transport and public transit market. Optelecom-NKF’s customers get access to the broad portfolio of TKH’s security solutions. With a strong focus on R&D at both companies, a further leading position in the security segment is aimed for. The internationally focused sales activities of Optelecom-NKF are in line with TKH’s objective to increase the turnover generated by the security solutions to 20% of the total turnover.”

According to Dave Patterson, president and CEO of Optelecom-NKF, “The knowledge components and techniques of TKH companies are combined to create innovative solutions to customer needs.  As a member of TKH, this approach will enable Optelecom-NKF to provide complete security solutions to our customers, increasing the value we can add through our strong network of relationships.  In a time of increasing consolidation within the global security industry, this transaction with TKH represents value for our shareholders and a good strategic fit for Optelecom-NKF.”

The Board of Directors of Optelecom-NKF has unanimously approved the merger agreement and recommends that Optelecom-NKF’s shareholders vote in favor of the transaction. The transaction, which is expected to close in the first quarter of 2011, is subject to the approval of Optelecom-NKF’s stockholders and other customary closing conditions.   There is no financing condition to consummate the transaction.

Additionally, Optelecom-NKF and Draka Holding N.V. (“Draka”) have agreed to a 30% reduction in the principal amount payable by Optelecom-NKF to Draka under the promissory note entered into in connection with Optelecom-NKF’s acquisition of NKF Electronics B.V. from Draka in 2005.  The reduction in the principal amount of the note is subject to the payment being made on or prior to March 8, 2011.

Seale Capital, Inc. served as financial advisors to Optelecom-NKF and rendered a fairness opinion to the Optelecom-NKF Board of Directors.

About Optelecom-NKF

Optelecom-NKF is a global supplier of advanced video surveillance solutions. Its range includes IP cameras, video servers/codecs, network video recorders, fiber transmission equipment, video management software, and video analytics. It delivers complete solutions for traffic monitoring and security of airports, seaports, casinos, prisons, utilities, public transit, city centers, hospitals, and corporate campuses.

Founded in 1972, Optelecom-NKF has a strong track record in providing its customers with expert technical advice and support in addition to products that are developed and tested for professional and mission critical applications. All Optelecom-NKF IP surveillance solutions are marketed under the Siqura® name.

About TKH

Technology company TKH Group N.V. (“TKH”) in the Netherlands, is an internationally active group of companies that specialises in creating and supplying innovative Telecom, Building and Industrial Solutions. In TKH’s business segments basic technologies in the fields of ICT and electro-technology from the various operating companies are combined — frequently in partnership with suppliers — to develop total solutions. Telecom Solutions develops, produces and supplies systems ranging from outdoor infrastructure for telecom networks through to indoor home networking applications. Building Solutions develops, produces and supplies solutions in the field of efficient electro-technology ranging from applications within buildings through to technical systems that — combined with software — provide efficiency solutions for the care and security sectors. Industrial Solutions, develops, produces and supplies solutions ranging from specialty cable, “plug and play” cable systems through to integrated systems for the production of car and truck tyres. Growth is concentrated in North West and Central and Eastern Europe and Asia. In 2009, TKH booked turnover of €726 million with a workforce of 3,564 employees. TKH shares are listed on the NYSE Euronext Amsterdam. For more information, please visit TKH Group’s website: www.tkhgroup.com.

Additional Information

In connection with the proposed transaction, the Board of Directors of Optelecom-NKF will file a proxy statement with the Securities and Exchange Commission (“SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of Optelecom-NKF.  INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AGREEMENT, THE PROPOSED MERGER AND THE PARTIES THERETO.

Investors and shareholders will be able to obtain copies of the proxy statement and other documents filed with the SEC by Optelecom-NKF without charge and when available, at the SEC’s Website at www.sec.gov.  The proxy statement and such other documents may also be obtained without charge and when available, from Optelecom-NKF by directing such request to Cathy Mizell, Chief Financial Officer, Optelecom-NKF, Inc. 12920 Cloverleaf Center Drive, Germantown, MD 20874; telephone: (301) 444-2200.

Optelecom-NKF and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Optelecom-NKF’s stockholders in connection with the proposed transaction. Information about Optelecom-NKF’s directors and executive officers and their ownership of the company’s common stock is set forth in Optelecom-NKF’s proxy statement relating to the 2010 annual shareholder meeting, which was filed with the SEC on March 30, 2010, and its Current Report on Form 8-K filed with the SEC on August 27, 2010.  Stockholders may obtain additional information regarding the interests of Optelecom-NKF’s directors and executive officers in the merger, which may be different than those of Optelecom-NKF’s stockholders generally, by reading the proxy statement and other relevant documents regarding the transaction, when filed with the SEC.

Conference Call

Optelecom-NKF further announces that in light of the proposed transaction, it has cancelled the previously announced conference call scheduled for Tuesday, November 16, 2010 at 10:00 am Eastern Standard Time.

Caution Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of Optelecom-NKF and TKH and Optelecom-NKF’s and TKH’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Optelecom-NKF and TKH on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” or variations of such words, similar expressions, or the negative of these terms or, other comparable terminology.  No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Optelecom-NKF’s or TKH’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements.  None of Optelecom-NKF, TKH nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements and there are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Optelecom-NKF’s and TKH’s control. These factors include: failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required approvals; failure to consummate or a delay in consummating the transaction for other reasons, changes in laws or regulations; and changes in general economic conditions. Optelecom-NKF and TKH undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  For additional information please refer to Optelecom-NKF’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.